UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): July 18, 2012
Mission Broadcasting, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	333-62916-02 (Commission File Number)	51-0388022 (IRS Employer Identification No.)
30400 Detroit Road, Suite 304 Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
(440) 526-2227 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 18, 2012, Mission Broadcasting, Inc. (“Mission”) entered into an asset purchase agreement (the “Mission Asset Purchase Agreement” dated as of July 18, 2012, with with Newport Television LLC (“Newport”), a Delaware limited liability company, and Newport Television License LLC (“Newport License”, and together with Newport, “Sellers”), a Delaware limited liability company.  Pursuant to the Mission Asset Purchase Agreement, Sellers have agreed to sell, and Mission has agreed to purchase, all of the “purchased assets” as defined in the Mission Asset Purchase Agreement for $60.0 million.  The purchased assets at closing will include substantially all of the assets used or held for use in the operation of two television stations in Little Rock, Arkansas.  In addition, Nexstar Broadcasting, Inc. (“Nexstar”) entered into a separate asset purchase agreement (the “Nexstar Asset Purchase Agreement”) with the Sellers to purchase substantially all of the assets assets of ten other television stations.  The transactions are expected to close no earlier than December 2012, subject to closing conditions, including without limitation approval of the Federal Communications Commission, the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or other applicable anti-trust laws, and the simultaneous consummation of the Nexstar Asset Purchase Agreement.  There can be no assurance when the closing conditions will be satisfied, if at all.  Nexstar has received commitments (the “Commitments”) to finance the acquisitions with new $645 million Senior Secured Credit Facilities comprised of a $570 million Term Loan B due 2019 and a $75 million Revolving Credit Facility due December 2017.  A deposit of $6.0 million was made upon signing the Mission Asset Purchase Agreement.  Mission expects to finance the purchase price through cash on hand along with new bank loans, being party to the Commitments received by Nexstar.  The Mission Asset Purchase Agreement includes other customary provisions, including representations and warranties, covenants and indemnification provisions.

The foregoing summary description does not purport to be a complete statement of the terms and condition under the Asset Purchase Agreement and the transactions contemplated thereby, and such summary description is qualified in its entirety by reference to the Asset Purchase Agreement, which are filed as exhibits to this Form 8-K and the terms of which are incorporated herein by reference.

Forward-Looking Statements

Statements in this current report on Form 8-K which are not purely historical facts such as statements about anticipations, beliefs, expectations, hopes, intentions or strategies in the future, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. For more details on factors that could affect these expectations, please see Mission’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Asset Purchase Agreement by and among Mission Broadcasting, Inc. and Newport Television, LLC, dated July 18, 2012.* (Incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 24, 2012)

*           Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  Mission Broadcasting, Inc. agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING, INC.

Date: July 24, 2012	By: Name: Title:	/s/ Dennis Thatcher Dennis Thatcher President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Asset Purchase Agreement by and among Mission Broadcasting, Inc. and Newport Television, LLC, dated July 18, 2012.* (Incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K (File No. 000-50478) filed by Nexstar Broadcasting Group, Inc. on July 24, 2012)